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                                                             EXHIBIT 23(B)

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the inclusion in this Registration Statement on Form S-2 of
(i) our report, dated March 21, 1997, except as to the information presented in the third paragraph of Note D, for which the date is March 27, 1997, on our audits of the consolidated financial statements of Hanger Orthopedic Group, Inc. and subsidiaries as of December 31, 1995 and 1996, and for the years ended December 31, 1994, 1995 and 1996; (ii) our report, dated April 18, 1997, on our audits of the financial statements of ACOR Orthopedic, Inc.--Retail Division as of December 31, 1995 and 1996, and for the years then ended; and
(iii) our report, dated June 12, 1997, on our audits of the combined financial statements of Ft. Walton Orthopedic Inc. and Mobile Limb and Brace Inc. as of December 31, 1995 and 1996, and for the years then ended. We also consent to the reference to our firm under the caption "Experts."

Coopers & Lybrand L.L.P.


Philadelphia, Pennsylvania

July 25, 1997